UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2011
OLYMPIC STEEL, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-23320	34-1245650

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5096 Richmond Road
Bedford Heights, Ohio	44146

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 292-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders
     The 2011 Annual Meeting of the Shareholders of Olympic Steel, Inc. (the “Company”) was held on May 6, 2011. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.
     Proposal 1. The shareholders elected Michael D. Siegal, Arthur F. Anton and James B. Meathe as directors of the Company to serve until the 2013 Annual Meeting of the Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Michael D. Siegal	8,609,743	43,226	522,190
Arthur F. Anton	8,345,823	307,146	522,190
James B. Meathe	8,345,323	307,646	522,190
     Proposal 2. The shareholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for 2011. The voting results were as follows:

For	Against	Abstain
9,070,579	98,508	6,072
     Proposal 3. The shareholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,327,018	318,037	7,914	522,190
     Proposal 4. The shareholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every year. The voting results were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
8,119,178	7,074	522,940	3,777	522,190
     The Company will hold advisory votes on named executive officer compensation every year until the next required vote on the frequency of the shareholder advisory vote on named executive officer compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
By:	/s/ Richard T. Marabito
	Name:	Richard T. Marabito
	Title:	Chief Financial Officer and Treasurer

Date: May 12, 2011